UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 26, 2021

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. 4th Street, Suite 401-412
Minneapolis, MN	55415
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	QUMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Items under Sections 2 through 7 are not applicable and therefore omitted.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 26, 2021, Qumu Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Craig-Hallum Capital Group LLC, as underwriter (the “Underwriter”) relating to the underwritten public offering (the “Offering”) of 3,225,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell the Shares to the Underwriter at a price of $6.31125 per Share. The price to the public in the Offering was $6.75 per Share. In addition, under the terms of the Purchase Agreement, the Company granted the Underwriter an option, exercisable for a period of 30 days after January 26, 2021, to purchase up to 483,750 additional shares of Common Stock to cover over-allotments, if any, on the same terms and conditions. The Offering is scheduled to close on or about January 29, 2021, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company, before deducting underwriting discounts and commissions and other offering expenses, are approximately $21.8 million, assuming the Underwriter’s option is not exercised. The Company expects to use the net proceeds of the Offering for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The Company has agreed to reimburse the Underwriter for up to $112,500 of its accountable expenses in connection with the offering.

Pursuant to the terms of the Purchase Agreement and related lock-up agreements attached as Exhibit A to the Purchase Agreement (the “Lock-up Agreements”), the Company, all of its directors and executive officers, and Harbert Discovery Fund, LP, a significant shareholder of the Company, also agreed not to sell or transfer any shares of Common Stock held or later acquired by them for a period of 90 days after January 26, 2021, without first obtaining the written consent of the Underwriter, subject to certain exceptions, extensions and terms as set forth in the Purchase Agreement and the Lock-up Agreements.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233470) declared effective by the Securities and Exchange Commission on September 5, 2019, a Registration Statement on Form S-3 (File No. 333-252388) filed with the Securities and Exchange Commission on January 25, 2021 pursuant to Rule 462(b) that was effective on filing, and a related prospectus supplement and accompanying prospectus.

The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Ballard Spahr LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto.

ITEM 8.01 OTHER EVENTS.

On January 25, 2021, the Company issued a press release announcing that it had commenced the Offering. On January 27, 2021, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and the information contained therein is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
1.1	Purchase Agreement dated January 26, 2021 by and between Qumu Corporation and Craig-Hallum Capital Group LLP
5.1	Opinion of Ballard Spahr LLP
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
99.1	Press release issued by Qumu Corporation on January 25, 2021.
99.2	Press release issued by Qumu Corporation on January 27, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

		By:	/s/ David G. Ristow
David G. Ristow
Chief Financial Officer

Date:	January 27, 2021